UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 15, 2007 (October 15, 2007)
TREEHOUSE FOODS, INC.
(Exact Name of Registrant as Specified in Charter)
Commission File Number:      001-32504

Delaware	20-2311383

(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

Two Westbrook Corporate Center Suite 1070 Westchester, IL	60154

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(708) 483-1300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.
     On October 15, 2007, TreeHouse Foods, Inc. (“TreeHouse”), closed its acquisition of all of the operating assets of E.D. Smith Income Fund (the “Fund”), including all of the outstanding equity interests in E.D. Smith & Sons, GP, Ltd., E.D. Smith & Sons, LP and E.D. Smith & Sons, Limited pursuant to a purchase and sale agreement with E.D. Smith Operating Trust, E.D. Smith Limited Partnership and the Fund dated June 24, 2007.
Item 7.01. Regulation FD Disclosure
     On October 15, 2007, TreeHouse issued a press release announcing the closing of the acquisition described in Item 2.01 above and a webcast to be held at 8:30 am EDT on Tuesday, October 16, 2007 to discuss the transaction. The press release is attached to this report as Exhibit 99.1 and is incorporated herein by reference.
     The information in this Form 8-K under Item 7.01 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific referencing in such filing.
Item 9.01 Financial Statements and Exhibits
(a) Financial statements of business acquired:
     The financial statements required in connection with the business acquisition described in Item 2.01 will be filed within seventy-one (71) days of the date this Report on Form 8-K is required to be filed.
(c) Exhibits:

Exhibit	Exhibit
Number	Description

99.1	Press Release, dated October 15, 2007, announcing the closing of the transactions contemplated by that certain Purchase and Sale Agreement, dated June 24, 2007, between E.D. Smith Operating Trust, E.D. Smith Limited Partnership, E.D. Smith Income Fund, 0795167 B.C. Ltd. and TreeHouse Foods, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TreeHouse Foods, Inc.
Date: October 15, 2007	By:	/s/ Thomas E. O’Neill
Thomas E. O’Neill
General Counsel, Senior Vice President, Chief Administrative Officer and officer duly authorized to sign on behalf of the registrant

INDEX TO EXHIBITS

Exhibit	Exhibit
Number	Description

99.1	Press Release, dated October 15, 2007, announcing the closing of the transactions contemplated by that certain Purchase and Sale Agreement, dated June 24, 2007, between E.D. Smith Operating Trust, E.D. Smith Limited Partnership, E.D. Smith Income Fund, 0795167 B.C. Ltd. and TreeHouse Foods, Inc.